                   HANOVER FOODS CORPORATION AND SUBSIDIARIES
                       Computation of Earnings Per Share

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                                                        November 30, 1997     December 1, 1996
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PRIMARY

Earnings:

  Net Earnings                                              $4,039,000               $3,565,000

Preferred stock dividends                                   (   16,000)              (   16,000)
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Net earnings applicable to
    common stock                                            $4,023,000               $3,549,000
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SHARES

Weighted average number of
     shares outstanding                                        718,688                  720,556
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Net earnings per share --
     primary                                                $     5.60               $     4.93
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